UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2005 (September 30, 2004)

GEORGIA GULF CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (770) 395-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Georgia Gulf Corporation completed a Second Amendment to Amended and Restated Receivables Purchase Agreement (the “amendment”) to the Amended and Restated Receivables Purchase Agreement, dated November 12, 2004.  The amendment extends the termination date from November 10, 2005, to September 29, 2006.

Item 9.01 Financial Statements and Exhibits.

        (c) Exhibits.

10.1                           Second Amendment to Amended and Restated Receivables Purchase Agreement, dated September 30, 2005 to the Amended and Restated Receivables Purchase Agreement dated as of November 12, 2004 Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2005

Georgia Gulf Corporation

	By:	/s/ JOEL I. BEERMAN

	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

10.1                           Second Amendment to Amended and Restated Receivables Purchase Agreement, dated September 30, 2005 to the Amended and Restated Receivables Purchase Agreement dated as of November 12, 2004 Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.